                                                                    Exhibit 99.1


[QLT Inc. logo] QLT Inc.       887 Great Northern Way             t 604.707.7000
                               Vancouver, BC Canada V5T 4T5       f 604.707.7001
                                                                  www.qltinc.com

news release


             QLT ANNOUNCES Q3 RESULTS FOR 2003 AND UPDATES GUIDANCE

FOR IMMEDIATE RELEASE                                           OCTOBER 23, 2003

Vancouver, Canada--QLT Inc. (NASDAQ: QLTI; TSX: QLT) today reported financial results for the third quarter ended September 30, 2003, and updated guidance for 2003. Unless specified otherwise, all amounts are in U.S. dollars and reported under U.S. GAAP.

Q3 2003 VISUDYNE(R) SALES

For the three months ended September 30, 2003, Visudyne(R) sales were $89.8 million. This represents an increase of 28% over sales in the third quarter of 2002. Visudyne sales in the U.S. for the quarter were $46.4 million, representing 52% of total sales for the quarter. This represents an increase of 13% over U.S. sales in the third quarter of 2002. The remaining $43.4 million sales in the rest of the world are up 49% over the same period last year.

Q3 2003 EARNINGS PER SHARE (EPS)

EPS in the third quarter of 2003 was $0.19, up $0.10 from the prior year's third quarter. The increase was mainly due to the strong Visudyne sales performance, higher than expected profit share from the Visudyne alliance and a milestone payment received from Axcan Pharma.

2003 ANNUAL GUIDANCE

Given the continued strong Visudyne sales growth, the company is updating its Visudyne sales guidance from $335-$350 million to $350-$355 million, or top-line growth over 2002 of 22% to 24%. The company has also updated its EPS guidance for 2003 to $0.62 - $0.67. This update in EPS guidance reflects the new top-line sales guidance and current view on the profit share from the Visudyne alliance.

"We are pleased with the continued strong growth on both top- and bottom-line and the strength of the Visudyne alliance with Novartis," said Paul Hastings, President and Chief Executive Officer. "This result, as well as our results year-to-date and our guidance for the year, helps us position QLT to build the pipeline and deliver immediate and long term value to our shareholders."

Q3 RESULTS

REVENUES

The company's revenues reached $38.3 million in the third quarter, growing by 33% from the third quarter of 2002. Revenues from Visudyne comprised $37.2 million of this total, up 40% over the same period in 2002. QLT's share of Visudyne net profit from the alliance for the third quarter was 32% of Visudyne sales. The company has revised its forecast of its share of profit from the alliance from 29-30% to 30-31% of total Visudyne sales for 2003.

RESEARCH AND DEVELOPMENT (R&D)

Expenditures for R&D of $9.7 million were 10% lower in the third quarter compared to the same period in 2002. The decrease is due mainly to reduced clinical trial expenditures compared to the same period last year.

SELLING, GENERAL AND ADMINISTRATIVE (SG&A)

For the third quarter of 2003, SG&A expenditures were $3.7 million representing an increase of 5% over the third quarter of 2002. The increase was due to changes in foreign currency exchange rates.

CASH AND SHORT-TERM INVESTMENTS

The company's cash and short-term investments rose from $269 million to $461 million during the third quarter of 2003. The increase was due to the convertible senior notes offering in August, cash from operations, and favorable foreign currency exchange rate effects. QLT expects to have approximately $480 million in cash and short-term investments by the end of 2003.

CLINICAL UPDATE

Results from the Phase III early retreatment (VER) study with Visudyne showed that the early retreatment regimen did not result in a significant improvement in vision outcomes over the standard retreatment regimen every 3 months. This study involved earlier and more frequent treatments in patients with predominantly classic lesions to reduce the risk of the initial moderate vision loss compared to the standard treatment of Visudyne. These data did reconfirm the vision benefits and safety shown in the original TAP or Treatment in Age-related macular degeneration with Photodynamic therapy study. The results will be presented at the upcoming American Academy of Ophthalmology meeting in November.

ABOUT VISUDYNE

Visudyne therapy was approved in the U.S. in April 2000, and in Europe in July 2000, for the treatment of predominantly classic subfoveal choroidal neovascularization (CNV) due to age-related macular degeneration (AMD), the leading cause of severe vision loss in patients over 50. The treatment has now been approved in more than 70 countries with extended approvals in over 55 countries. QLT's revenue from Visudyne sales consists of 50% of the Visudyne profits of the Visudyne alliance with the Ophthalmics Business Unit of Novartis Pharma AG, and reimbursement for manufacturing and other costs.

QLT INC.--FINANCIAL HIGHLIGHTS

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In accordance with United States generally accepted accounting principles)


                                                                             THREE MONTHS ENDED           NINE MONTHS ENDED
                                                                                 SEPTEMBER 30,              SEPTEMBER 30,

(In thousands of United States dollars, except per share information)        2003         2002            2003           2002
-------------------------------------------------------------------------------------------------------------------------------
(Unaudited)
REVENUES
  Revenue from Visudyne(R)                                                  $37,158      $26,477        $103,767        $72,279
  Contract research and development                                           1,124        2,236           3,495          5,232
-------------------------------------------------------------------------------------------------------------------------------
                                                                             38,282       28,713         107,262         77,511
-------------------------------------------------------------------------------------------------------------------------------
COSTS AND EXPENSES
  Cost of sales                                                               6,211        4,715          17,681         13,268
  Research and development                                                    9,684       10,702          32,646         29,572
  Selling, general and administrative                                         3,653        3,474          10,118         12,453
  Depreciation                                                                  825          799           2,266          2,300
  Restructuring                                                                   -            -            (394)             -
-------------------------------------------------------------------------------------------------------------------------------
                                                                             20,373       19,690          62,317         57,593
-------------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME                                                             17,909        9,023          44,945         19,918

OTHER INCOME AND EXPENSES
  Net foreign exchange gains (losses)                                           406         (985)          3,320           (552)
  Interest income                                                             2,443        1,402           6,087          3,337
  Interest expense                                                             (773)           -            (773)             -
  Equity gain (loss) in NSQ                                                       -            3               -           (276)
  Other gains (losses)                                                        1,813         (371)          1,813           (169)
-------------------------------------------------------------------------------------------------------------------------------
                                                                              3,889           49          10,447          2,340
-------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                                  $21,798      $ 9,072        $ 55,392        $22,258

PROVISION FOR INCOME TAXES                                                   (8,649)      (3,169)        (19,545)        (7,838)
===============================================================================================================================
NET INCOME                                                                  $13,149      $ 5,903        $ 35,847        $14,420
===============================================================================================================================

NET INCOME PER COMMON SHARE
  Basic                                                                     $  0.19      $  0.09        $   0.52        $  0.21
  Diluted                                                                   $  0.19      $  0.09        $   0.52        $  0.21
-------------------------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (IN
THOUSANDS)
  Basic                                                                      68,837       68,257          68,686         68,188
  Diluted                                                                    69,196       68,406          68,882         68,507
-------------------------------------------------------------------------------------------------------------------------------

QLT INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In accordance with United States generally accepted accounting principles)

                                                                             SEPTEMBER 30,                   December 31,
(In thousands of United States dollars)                                               2003                           2002
-------------------------------------------------------------------------------------------------------------------------
                                                                              (Unaudited)
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                                       $229,160                       $128,138
  Short-term investment securities                                                 231,820                         79,797
  Accounts receivable                                                               34,629                         30,186
  Inventories                                                                       28,882                         23,900
  Current portion of deferred income tax assets                                     13,722                         17,092
  Other                                                                             16,108                         13,310
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                                                                                   554,321                        292,423
-------------------------------------------------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT                                                              40,319                         35,281
DEFERRED INCOME TAX ASSETS                                                           1,889                         13,966
OTHER LONG-TERM ASSETS                                                               6,073                          4,170
-------------------------------------------------------------------------------------------------------------------------
                                                                                  $602,602                       $345,841
=========================================================================================================================

LIABILITIES
CURRENT LIABILITIES
  Accounts payable                                                                $  5,334                       $  9,960
  Accrued restructuring charge                                                           -                          2,631
  Other accrued liabilities                                                         10,516                          7,027
  Deferred revenue                                                                   8,129                         12,678
-------------------------------------------------------------------------------------------------------------------------
                                                                                    23,979                         32,296
-------------------------------------------------------------------------------------------------------------------------
LONG-TERM DEBT                                                                     172,500                              -
-------------------------------------------------------------------------------------------------------------------------
                                                                                   196,479                         32,296
-------------------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
COMMON SHARES                                                                      395,196                        391,716
ACCUMULATED DEFICIT                                                                (17,053)                       (52,901)
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)                                       27,980                        (25,270)
-------------------------------------------------------------------------------------------------------------------------
                                                                                   406,123                        313,545
-------------------------------------------------------------------------------------------------------------------------
                                                                                  $602,602                       $345,841
=========================================================================================================================

As at September, 2003, there were 68,848,275 issued and outstanding common shares and 7,449,205 outstanding options to purchase common shares.




QLT INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In accordance with United States generally accepted accounting principles)

                                                                               THREE MONTHS ENDED           NINE MONTHS ENDED
(In thousands of United States dollars)                                           SEPTEMBER 30,                SEPTEMBER 30,
                                                                               2003         2002            2003         2002
-------------------------------------------------------------------------------------------------------------------------------
(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
       Net income                                                          $  13,149    $   5,903       $  35,847       $14,420
       Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation                                                          825          799           2,266         2,300
           Amortization of deferred financial expenses                           122            -             122             -
           Unrealized foreign exchange (gain) loss                              (159)      (1,225)          1,939          (327)
           Deferred income tax assets                                          8,649        3,169          19,545         7,838
           Restructuring                                                           -            -            (394)            -
           Equity (gain) loss in NSQ                                               -           (3)              -           276
       Changes in non-cash operating assets and liabilities
           Accounts receivable                                                  (935)      (2,719)             94           878
           Inventories                                                          (791)       2,423          (1,083)        7,936
           Other assets                                                        7,310        1,835           3,093        (5,171)
           Accounts payable                                                   (2,191)        (975)         (4,512)       (4,678)
           Accrued restructuring charge                                            -            -          (2,005)            -
           Other accrued liabilities                                           2,623        1,099           2,607        (2,719)
           Deferred revenue                                                   (1,800)         369          (6,398)        5,970
-------------------------------------------------------------------------------------------------------------------------------
                                                                              26,802       10,675          51,121        26,723
-------------------------------------------------------------------------------------------------------------------------------

CASH USED IN INVESTING ACTIVITIES
       Short-term investment securities                                     (137,636)     (53,824)       (139,328)         (589)
       Purchase of property and equipment                                     (1,284)        (458)         (3,495)       (1,425)
-------------------------------------------------------------------------------------------------------------------------------
                                                                            (138,920)     (54,282)       (142,823)       (2,014)
-------------------------------------------------------------------------------------------------------------------------------

CASH PROVIDED BY FINANCING ACTIVITIES
       Long term debt (net)                                                  167,748            -         167,748             -
       Issuance of common shares                                                 833          372           3,472         2,929
-------------------------------------------------------------------------------------------------------------------------------
                                                                             168,581          372         171,220         2,929
-------------------------------------------------------------------------------------------------------------------------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                     836       (5,264)         21,504        (1,418)
-------------------------------------------------------------------------------------------------------------------------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                     57,299     (48,499)         101,022        26,220
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                               171,861      144,382         128,138        69,663
-------------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                   $ 229,160    $  95,883       $ 229,160       $95,883
===============================================================================================================================

QLT Inc. is a global pharmaceutical company specializing in the discovery, development and commercialization of innovative therapies to treat cancer, eye diseases and niche areas for which treatments can be marketed by a specialty sales force. Combining expertise in ophthalmology, oncology and photodynamic therapy, QLT has commercialized two products to date, including Visudyne therapy, which is the most successfully launched ophthalmology product ever. For more information, visit our web site at www.qltinc.com.

QLT Inc. will hold an analyst and investor conference call to discuss third quarter results on Thursday, October 23rd at 8:30 a.m. EDT (5:30 a.m. PDT). The call will be broadcast live via the Internet at www.qltinc.com. A replay of the call will be available via the Internet and also via telephone at 416-695-5800, access code 1486581.

                                      -30-

QLT CONTACTS:

QLT Inc.:
--------
Vancouver, Canada
Therese Hayes / Tamara Hicks
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001

Visudyne(R) is a trade mark of Novartis AG

QLT Inc. is listed on The Nasdaq Stock Market under the trading symbol "QLTI" and on The Toronto Stock Exchange under the trading symbol "QLT."

Certain statements in this press release constitute "forward-looking statements" of QLT within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, all those which use the word "will," and those statements with respect to anticipated levels of sales of Visudyne(R), estimates of QLT's 2003 EPS (both GAAP and Operating EPS), estimates of QLT's share of profit from its alliance with Novartis, estimates of 2003 Visudyne net profits and net income, and statements with respect to the future growth of the Company. These statements are only predictions and actual events or results may differ materially. Factors that could cause such actual events or results expressed or implied by such forward-looking statements to differ materially from any future results expressed or implied by such statements include, but are not limited to: the risk that future sales of Visudyne may be less than expected, our future operating results are uncertain and likely to fluctuate, currency fluctuations in our primary markets may impact our financial results, uncertainty of and timing of pricing and reimbursement may limit the future sales of Visudyne, clinical development programs may not be successful or regulatory approvals not obtained, the outcome of the pending patent and securities litigation against us may be unfavorable and have an adverse impact on our financial results, we are dependent on third-parties to commercialise Visudyne and other factors described in detail in QLT's Annual Information Form on Form 10-K, quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on our current expectations and, except a required by law, QLT undertakes no obligation to update such information to reflect later events or developments.